       As filed with the Securities and Exchange Commission on November 30, 1998
                                                     Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ________________________
                                  FORM S-8
                           REGISTRATION STATEMENT

                                    UNDER
                         THE SECURITIES ACT OF 1933
                          ________________________

                       INTERNATIONAL NETWORK SERVICES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                          ________________________

 CALIFORNIA                                             77-0289509
------------                                         ----------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                             1213 INNSBRUCK DRIVE
                         SUNNYVALE, CALIFORNIA  94089
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                           ________________________

               VITALSIGNS SOFTWARE, INC. 1996 STOCK OPTION PLAN
                  VITALSIGNS SOFTWARE, INC. PRE-PLAN OPTIONS
                           (FULL TITLE OF THE PLAN)
                           ________________________

                               KEVIN J. LAUGHLIN
                            CHIEF FINANCIAL OFFICER
                        INTERNATIONAL NETWORK SERVICES
                             1213 INNSBRUCK DRIVE
                         SUNNYVALE, CALIFORNIA  94089
                                (408) 542-0100
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ________________________
                                   Copy to:
                           ELIZABETH R. FLINT, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300

====================================================================================================================================

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                                 PROPOSED          PROPOSED
                     TITLE OF                               MAXIMUM              MAXIMUM           MAXIMUM
                    SECURITIES                               AMOUNT              OFFERING          AGGREGATE          AMOUNT OF
                      TO BE                                  TO BE              PRICE PER          OFFERING         REGISTRATION
                    REGISTERED                             REGISTERED             SHARE             PRICE                FEE
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value
     VitalSigns Software, Inc. 1996 Stock Option Plan... 259,393 shares           $1.75 (1)        $453,938             $ 127
     VitalSigns Software, Inc. Pre-Plan Options.........  20,861 shares           $0.29 (2)        $  6,050             $   2
                TOTAL                                    280,254 SHARES                            $459,988             $ 129
====================================================================================================================================


(1) Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the weighted average exercise price of outstanding options under the VitalSigns Software, Inc. 1996 Stock Option Plan.
(2) Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the weighted average exercise price of outstanding options under the VitalSigns Software, Inc. Pre-Plan Options.

                         INTERNATIONAL NETWORK SERVICES

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed by International Network Services (the "Registrant) with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1998;

     (c) The Registrant's Current Report on Form 8-K dated November 20, 1998;
         and

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on August 2, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Articles of Incorporation limit the liability of the Registrant's directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

     The Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the maximum extent permitted by California law. The Registrant has entered into indemnification agreements with each of its current directors and officers and certain of its key employees that provide for indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law.

     At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification would be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.

         Exhibit
         Number                 Description
        ---------   --------------------------------------------
           4.1*     Amended and Restated Articles of Incorporation.
           4.2*     Amended and Restated Bylaws.
           4.3      VitalSigns Software, Inc. 1996 Stock Option Plan
           4.4      Form of VitalSigns Software, Inc. Consultant and Independent
                    Contractor Non-Qualified Stock Option Agreement
           5.1      Opinion of Wilson Sonsini Goodrich & Rosati
          23.1      Consent of PricewaterhouseCoopers LLP
          23.2      Consent of Wilson Sonsini Goodrich & Rosati (contained in
                    Exhibit 5.1).
          24.1      Power of Attorney (see signature page).

      __________________________
      * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-09287), which was declared effective on September 18, 1996.

ITEM 9.    UNDERTAKINGS.

     a.   The Registrant hereby undertakes:

          i. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          ii. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          iii. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Articles of Incorporation, Bylaws or indemnification agreements, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 30, 1998.

                              INTERNATIONAL NETWORK SERVICES

                              By:  /s/  Kevin J. Laughlin
                                 --------------------------------------
                                  Kevin J. Laughlin
                                  Vice President, Finance and Chief Financial
                                  Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Kevin J. Laughlin, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                           Title                                       Date
---------------------------  -------------------------------------------------  -------------------------

                             Chairman of the Board
---------------------------
    Donald M. McKinney

/s/  John L. Drew            President, Chief Executive Officer and Director    November 30, 1998
---------------------------  (Principal Executive Officer)
      John L. Drew

/s/  Kevin J. Laughlin       Vice President, Finance, Chief Financial           November 30, 1998
---------------------------  Officer and Secretary (Principal Accounting
     Kevin J. Laughlin       Officer and Principal Financial Officer)

/s/ Douglas C. Allred        Director                                           November 30, 1998
---------------------------
    Douglas C. Allred

/s/  Vernon R. Anderson      Director                                           November 30, 1998
---------------------------
     Vernon R. Anderson

/s/  David Carlick           Director                                           November 30, 1998
---------------------------
      David Carlick

/s/ Lawrence G. Finch        Director                                           November 30, 1998
---------------------------
      Lawrence G. Finch

                               INDEX TO EXHIBITS



         Exhibit
         Number                 Description
        ---------   --------------------------------------------
           4.1*     Amended and Restated Articles of Incorporation.
           4.2*     Amended and Restated Bylaws.
           4.3      VitalSigns Software, Inc. 1996 Stock Option Plan
           4.4      Form of VitalSigns Software, Inc. Consultant and Independent
                    Contractor Non-Qualified Stock Option Agreement
           5.1      Opinion of Wilson Sonsini Goodrich & Rosati
          23.1      Consent of PricewaterhouseCoopers LLP
          23.2      Consent of Wilson Sonsini Goodrich & Rosati (contained in
                    Exhibit 5.1).
          24.1      Power of Attorney (see signature page).

      __________________________
      * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-09287), which was declared effective on September 18, 1996.